Exhibit 29



                             FORM OF BOND TRANSFER

FOR VALUE RECEIVED Intel Capital Corporation (the Transferor) hereby transfers to _____________________________________________ (the Transferee)

(PLEASE PRINT OR TYPE NAME AND ADDRESS OF TRANSFEREE) US$ principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the Transferee) to the following account:

Name of bank:         ___________________________________________

US$ account number:   ___________________________________________

For the account of:   ___________________________________________

Dated:                ___________________________________________

Certifying Signature:

Name: ______________________

The Certificate in respect of the Bonds hereby transferred shall be dispatched to the Transferee at the above address/made available for collection at the office of (please specify office of relevant agent)

Dated:  ____________________________        Dated:  ____________________________



Signed: ____________________________        Signed: ____________________________

                 (Transferee)                               (Transferee)





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Notes:

1. A representative of the Bondholder should state the capacity in which he signs e.g. executor.

2. The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Issuer may require.

3. The form and certificate of transfer should be dated as of the date it is deposited with the Issuer.